Exhibit 99.2
Transcript of
Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 6, 2008
Participants
Executives
Lisa Soares — Lexington Realty Trust — Assistant to CEO
Will Eglin — Lexington Realty Trust — CEO and President
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
Analysts
Sheila McGrath — KBW
Sierra King — JP Morgan Chase
Claude Pahowski — Private Investor
John Guinee — Stifel Nicolaus
Presentation
Operator
Greetings, and welcome to the Lexington Realty Trust Third Quarter Earnings Conference Call. At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference please press “*0” on your telephone keypad. As a reminder this conference is being recorded. It is now my pleasure to introduce your host Ms. Lisa Soares, Investor Relations for Lexington Realty Trust. Thank you Ms. Soares, you may begin.
Lisa Soares — Lexington Realty Trust — Assistant to CEO
Thanks Letania. Hello and welcome to the Lexington Realty Trust Third Quarter Conference Call. The earnings press release was distributed over the wire this morning and the release and supplemental disclosure package will be furnished on our Form-8K. In the press release and supplemental disclosure package Lexington has reconciled all historical non-GAAP financial measures, to the most directly comparable GAAP measure in accordance with Regulation-G requirement. If you do not receive a copy, these documents are available on Lexington’s website at www.lxp.com in the Investor Relations section. Additionally, we are hosting a live webcast of today’s call, which you can access in the same section. At this time, management would like me to inform you that certain statements made during this conference call, which are not historical may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Lexington believes expectations reflected in any forward-looking statements are based on reasonable assumptions, Lexington can give no assurance that its expectations will be attained. Factors and risks that could cause actual results to

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
differ materially from those expressed or implied by forward-looking statements are detailed in today’s press release and from time to time in Lexington’s filings with the SEC. Lexington does not undertake a duty to update any forward-looking statement. With us today from management are Will Eglin, CEO and President, Robert Roskind, Chairman, Pat Carroll, Chief Financial Officer, Natasha Roberts, Executive Vice President and Director of Real Estate Operations, and other members of management. I would like to turn the call over to Will for his opening remarks
Will Eglin — Lexington Realty Trust — CEO and President
Thanks Lisa and welcome to all of you and thank you for listening into our third quarter conference call. We are pleased to report what we believe are strong results in our real estate portfolio for the third quarter of 2008, as we continue to execute well on our opportunities to do leverage our balance sheet. For the quarter, our reported funds from operations were $0.40 per share, which was in line with our expectations. From an investment standpoint it was a quiet quarter with activity limited to acquiring two properties and further capitalizing on tumultuous conditions in the debt markets by repurchasing 25.5 million face value of our 5.45% MLP exchangeable notes at a 10.7% discount. We continue to see tremendous opportunities to repurchase our own debt and subsequent to quarter end we repurchased 32 million of our exchangeable notes at a 25.8% discount and a yield to maturity of about 16.3%. We plan to continue to take advantage of these opportunities, which offer extremely high-risk adjusted returns with the added positive of reducing our leverage. We continue to improve the company’s financial flexibility as we reduced our overall leverage by 54 million during the quarter and ended the quarter with about a 135 million of cash.
We also believe that as part of our strategy to maximize value and reduce leverage, pursuing and executing well on property dispositions and related capital recycling is very important. To that end, during the third quarter we completed 15 asset sales for 22.6 million at a cap rate of 6.6%. Over the next few months we will be marketing for sale about 400 million of properties in order to create liquidity to repurchase our debt at a discount. Given the returns available under current market conditions we can earn substantially more by repurchasing our own debt than we can by holding on to these real estate assets. On the leasing front, we had a highly successful quarter with 18 leases executed for 770,000 square feet and are presently working on about 700,000 square feet of leases and have already extended leases on 1.3 million square feet in the fourth quarter.
In terms of what’s going on in the markets over the last five weeks and before turning the call over to Pat, I would like to comment specifically about these market conditions, the under performance of our common share price and the steps we are taking to address shareholder concerns. First, we are very focused on refinancing our 2009 debt maturities. These debt maturities total 266.7 million and consist of 68.8 million of mortgage debt and a 197.9 million in a term loan scheduled to mature in June 2009 but which can be extended to December 2009 at the company’s option.
Of our 2009 maturities 247.7 million are due in the fourth quarter assuming that we extent the term loan maturity. We have provided in our supplemental disclosure package, summary property information on our properties which have mortgages maturing in 2009, our properties that support the borrowing base for the term loan and

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
our properties that are un-leveraged. These assets have a total gross book value of about 1.4 billion and currently generate annual rental revenue of a 120.9 million. We believe that we have sufficient collateral to support our near term financing needs and we are working on a refinancing of both our term loan and revolving credit facility prior to the stated maturities. With respect to our overall leverage we anticipated a tightening credit environment early in the year, well in advance of the recent turmoil in financial markets and broad sell off in REIT shares. And to that end we have been de-leveraging our balance sheet throughout the year. Most recently we bought back 22 million of our exchangeable notes for 14.9 million, a 32% discount and a yield to maturity in January 2012 of 19.3%. We view these types of transactions as great opportunities to create value for shareholders in view of their high risk adjusted returns and de-leveraging effects and we will continue to use our financial resources to retire debt at attractive discounts going forward.
Regarding our investment in Concord Debt Holdings, which generated 2.9 million of funds from operations during the third quarter after 1.1 million of non-recurring items, we are taking steps to manage down Concord’s leverage and extend debt maturities. As disclosed by Concord earlier this week in a press release in the fourth quarter Concord utilized 43.5 million of the Inland Capital commitment to retire 46.6 million of CDO bonds and credit lines. Concord also extended the maturity date on a 150 million of debt from March 2009 to March 2011 and extended the maturity date on an additional 25.5 million of debt from December 2008 to December 2009. After receiving a $10 million capital distribution in the third quarter our overall investment in Concord is roughly 135 million or about 3.2% of our 4.2 billion in assets. So far this year Concord has reduced its debt from 849 million to 689 million. In addition, we have been focused on shareholder concerns with respect to the overhang created by our former largest shareholder’s 18.6 million share ownership position. These shares have been privately marketed for sale in October creating uncertain conditions for our common share price. We are pleased to announce last week that all of these shares have been placed with parties who we expect will be long term investors in Lexington including, Vornado and Winthrop, our partner in Concord debt holdings. Our own investments in 3.5 million shares reflects our conviction that our current share price is not at all reflective of the company’s value. From an execution standpoint, we remain highly focused on improving the efficiency of all our operations and during the third quarter we ran the company with the lowest level of general and administrative costs since the third quarter of 2006, and we expect to be able to further reduce overhead next year.
Now I will turn the call over to Pat who will take you through our results in more detail.
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
Thanks Will. Results of operations in the third quarter of ’08 include the impact of the acquisition of our four co-investment programs in the second quarter of 2007 and a formation of our co-investment program with Inland in the fourth quarter of ’07. These are the significant drivers of the fluctuations between comparable periods. During the quarter, Lexington had gross revenues of a 105.5 million comprised primarily of lease rents and tenant reimbursement. The decrease in rental revenue in the third quarter of ’08 compared to the third quarter of ’07 relates primarily to the sale of properties to

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
the Inland joint venture in the fourth quarter of 2007 and the first six months of 2008, and a two-lease termination that we talked about on the last conference call.
Reduction in interest expense of 10.9 million relates to the de-leveraging of the balance sheet, and particularly the repurchase of a 150.5 million of the exchangeable notes and 70.9 million of the trust referred securities during 2008. Debt satisfaction gains of 2.3 million relates to the satisfying a portion of our 5.45 exchangeable notes at a discount to the original principal. Equity and earnings or losses of non-consolidated entities with a loss of 1.5 million in the third quarter of ‘08, which relates primarily to our share of the impairment charges reported by Concord.
During the third quarter, Concord reported reserves on its loan portfolio at $6 million and on its bond portfolio of $1.2 million, and also reported a gain on CDO debt extinguishments of five million. The loan reserves in the third quarter related to three loans. One was for property in Palm Beach Florida, with a face amount of $19 million, and the reserve in the third quarter was $1 million bringing the cumulative reserve on this investment to 3 million. One of the loans was for a property in Fort Lee, New Jersey. The face amount was $28 million, the reserve in the quarter was $2 million, and that is also the cumulative year-to-date reserve amount. And finally the last loan was for a six apartment building complex in Columbus, Ohio. The face amount of the loan is $20.9 million. The reserve in the third quarter and cumulative year-to-date was $3 million.
Under GAAP we are required to recognize revenue on a straight-line basis over the non-canceled lease term, with any periods covered by a bargain renewal option. In addition, the amortization of above or below market leases are included directly in rental revenue. In the quarter cash rents were in excess of GAAP rents by approximately of 3.4 million, including the effective above and below market leases. We have also included in the supplement on page 49 our estimates of both cash and GAAP rents for the reminder of 2008 through 2012. Quarterly G&A decrease approximately $400,000 compared to the same quarter last year due to personnel reductions.
Now, turning to the balance sheet, we had a $135.5 million of cash at quarter end, including cash classified as restricted. Restricted cash balances relate primarily to money held in escrow by our mortgage lenders. At quarter end we had about $2.5 billion debt outstanding, which had a weighted average interest rate of about 5.65%, the maturity of 6.3 years. Intangibles are the allocations of the purchase price of properties related to in place and above market leases and customer relationships in accordance with FAS 141. In addition, we also have about a 155 million in below market lease liabilities. Included in properties held for sale are three properties that meet the accounting definition of held for sale, two of which are currently vacant. The significant components of other assets and liabilities are included on page 40 of the supplement.
During the quarter ended September 30th ‘08 the company capitalized about 2.2 million in lease cost, mainly relating to commission and about $10.9 million in CapEx cost related primarily to the build out of states in our properties in La Quintas, Texas and Beaumont, Texas. The new tenants we have signed at the end of 2007 and in the

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
first nine months of 2008. Also as of September 30th 2008, we have no mortgages maturing during reminder at this year. In 2009 we have mortgages maturing of $68.8 million at a weighted average interest rate of 5.9% and $197.9 million term loan that are supported by 39 properties at a current annualized EBITDA of $34.7 million.
In addition, we have an unencumbered asset-base that generates $33 million of revenue that we can use to facilitate refinancing. Overall, we have assets with an original book value of $1.4 billion and current rent of a $120.9 million to support 2009 refinancing needs of the $266.7 million that Will mentioned earlier. We are currently working in our refinancing the term loan and establishing a new $100 million revolving credit facility. Both term loan and revolver would have $75 million of cordian features that would allow us to add properties to the borrowing base over time and create additional capacity that we could use to pay off maturing mortgages in 2009 and 2010.
Now, I would like for Natasha to discuss our leasing and expansion activities, Natasha?
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
Thanks Pat. As of September 30th, 2008 after selling 15 properties for $22.6 million during the third quarter, and including the 47 properties that are held in joint ventures our portfolio totaled approximately $49 million proceeds. 18 leases were either executed or extended during the quarter.
We have maintained our previous occupancy level of approximately 95% at quarter end, and expect to remain at or above our current occupancy level through year end. Out of the 18 leases signed, six were new and accounted for about 144.000 square feet and 12 were renewals or extensions which accounted for about 633,000 square feet. We lost approximately 228,000 square feet of occupancy due to lease expirations that were not renewed during the quarter.
Subsequent to the close of the quarter on September 30, we executed seven leases totaling approximately 1.3 million square feet including an 84,000 square foot lease at our office property in Long Beach, California. And we are currently negotiating four new leases and four lease extensions totaling approximately 700,000 square feet. Two expansions totaling approximately a 100,000 square feet are underway at two locations and we have four other potential expansion projects in discussion estimated at 300,000 square feet.
In the fourth quarter, our leases with Raision on a 480,000 square foot office building and a 200,000 square foot industrial building in Long Beach, California will expire. We have a 55% ownership interest in these properties. The office building was largely sub leased and as has previously been announced we have been able to negotiate lease extensions with some of the sub tenants. As of today, the office building is approximately 70% leased and we hope to be fully leased over the next 12 to 18 months.
In the efforts to retain tenants and compete with the market we have seen a slight increase in TI’s for renewing tenants. Office TI’s have ranged from zero to $20 per

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
square foot for a renewing tenant, and $25 to $40 per square foot for a new tenant. These numbers are up approximately $5 per square foot from previous quarters. Industrial TI have ranged from zero to $2 per square foot for a renewing tenant and a $1.50 to $3.50 per square foot for a new tenant. These numbers are up approximately $0.50 per square foot from previous quarters. Leasing commissions have remained largely unchanged, however, on some properties we are seeing broker incentives in the form of additional commissions, cash bonuses and trips being offered to increase interest.
Leasing commissions have ranged from zero to 4.5% for renewing lease, and from 4.5% to 6.75% for a new lease. We have budgeted three million in tenant improvements and leasing cost for the balance of 2008, $30 million for 2009 and $31 million for 2010.
With regard to 100 Light Street, we have commenced our renovation and redesign project. A $22 million project includes improvements to the buildings for facade, roof, plaza and HVAC systems including new chillers and a new cooling tower. In addition we have planned an upgraded at the building’s lobby, new perimeter lighting, new elevator cabs and the addition of landscaping to the plaza. The new 10 storied parking garage is expected to be completed by the end of January. Construction is approximately 30 days behind schedule due to unexpected soil and rock issues encountered during ground expedition. We have yet to complete any new leases though interest remains strong. Assuming no additional leasing prior to the Legg Mason lease expiration in September of 2009, the property will be 23% leased. We anticipate leasing an additional 25% over the next 12 months bringing occupancy to 50%. Our lease with Harcourt on a 356,000 square foot office building in Orlando, Florida expires on March 31 2009. They had given us notice that they intend to move. Their new building is under construction and it is our expectation that they will need approximately three months of hold over. We recently engaged a broker to market the property for either sale or lease and there is strong interest. The building is located next to Sea World and near the Orlando Convention Center, with visibility from I-4 and the Beachline expressway. We anticipate leasing the eight-storied building to multiple tenants with an anchor tenant taking the top two or three floors with vanage rights. Market rents are $22 growth and market TIs are about $30 per square foot. We expect it to take us approximately 12 to 18 months to lease, and we will spend approximately $3.5 million on the upgrades to the building including new bathrooms, a new chiller and a new lobby. While overall leasing activity has slowed from the prior quarter, we are still on track to reach our leasing objectives for the year, and leases continue to be signed.
Tenants are looking for greater flexibility as it relates to lease term and contraction provisions, so we have not seen a decrease in market rents. Many of our other tenants are consolidating operations into our properties and we have recently commenced discussions the tenants regarding building expansions at two of our office building and two of our industrial buildings.
Credit underwriting is key for new leases and the monitoring of the credit of the tenants in our portfolio is of great importance. Linens-N-Things, our tenant in a 260,000 square foot warehouse which generates about $1.3 million of NOI is

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
liquidating, and are expected to vacate our property in December. Our watch list includes Circuit City stores, Valley Total Fitness and our automotive tenants Daimler Chrysler, Tower Automotive, Dana and Tenneco.
And now I will turn the call back over to Pat.
Patrick Carroll — Lexington Realty Trust — EVP, CFO & Treasurer
Thanks Natasha. Overall, we believe Lexington is well positioned to capitalize on opportunities to lower leverage and this continues to be our highest priority. We continue to do well in our leasing efforts and our portfolio’s performance is in line with our expectations. Over the balance of the year and in to next year we expect to continue implementing our strategy to de-leverage the balance sheet and create additional liquidity in the form of asset sales. Our current expectation on guidance is for funds from operations per share to be in the range of $1.56 to $1.64 this year, and this is unchanged from last quarter and from the beginning of the year when we gave guidance. This range does not include items that should be considered non-recurring such as lease termination revenue and gains on discharge of indebtedness as detailed in today’s press release.
Given our third quarter results we believe we will reach our full year guidance and we will give 2009 guidance on our next conference call. That concludes our opening remarks. Operator, we will turn it back over to you to conduct the question and answer session.
Operator
Thank you, we will now be conducting a question and answer session. If you would like to ask a question, please press “*1” on your telephone keypad. A confirmation tone will indicate your line is in the question queue, you may press “*2” if you would like to remove your question from the queue. For participants using speaker equipment it may be necessary to pick up your handset before pressing the “*” keys. Once again to ask a question please press “*1” on your telephone keypad at this time. One moment while we pull for questions. Our first question comes from Tony Paolone with JP Morgan, please proceed with your question.
Sierra King — JP Morgan Chase
Hi, it’s Sierra King here for Tony, I just have a few follow up questions for Natasha and then I have some general questions. I apologize if I missed the beginning of the call, so I apologize that if some of this is already said. Anyways regarding Harcourt you touched on, Natasha but what about BP America and the Bank One lease expirations, do you know how they will play out in 2009?
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
The Bank One lease expiration we are currently negotiating at least with a sub tenant in that building.
Sierra King — JP Morgan Chase
I’m sorry.

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
So, expect occupancy to remain in that building.
Sierra King — JP Morgan Chase
Okay.
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
And that the BP building, they are leaving, and we are currently marketing that building for rent or for sale.
Sierra King — JP Morgan Chase
Okay, and then what about for the leases that you executed during the quarter, what was the cash on the cash yield on the renewals?
Patrick Carroll — Lexington Realty Trust — EVP, CFO & Treasurer
The cash, we don’t have the figure available in relation the book value. The one place where we had a step down was in our Northwest pipeline facility in Salt Lake City, Utah but other than that we had net, you know, a pretty nice net increase in revenue compared to prior rents, and that’s detailed in page 34 of the supplemental.
Sierra King — JP Morgan Chase
Okay, thank you and then just in general regarding your financing roadmap, can you just kind of lay out your financing roadmap over for the next couple of years as it relates things like your line of credit in terms of that place.
Patrick Carroll — Lexington Realty Trust — EVP, CFO & Treasurer
Well, we are in current negotiations with our lenders on both the term loan and the credit facility and the credit facility which is nothing up there matures in June of next year, and the term loan also is in June of next year, where we have the six months extension to push it back to December of ‘09. And like I said we are in discussions currently with the lending group of both facilities to get those extended.
Sierra King — JP Morgan Chase
Okay, and then just one last question is regarding the mortgage debt for your assets, how would you say that you are finding the availability for the mortgage debt and what are the terms look like today?
Patrick Carroll — Lexington Realty Trust — EVP, CFO & Treasurer
It extremely scarce right now, it’s end of the year and there is really very little capital available in the mortgage market. We expect in first quarter that might change a little bit when, you know, live companies now with their allocations are for next year, but, you know generally if you were in a position where you really needed a mortgage right now, you could expect to pay quite a wide spreads, so we are not in the mortgage market presently although we did fixed rate on a borrowing earlier at about 6.1% that we hope to close prior to yearend.

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
Sierra King — JP Morgan Chase
Okay, thank you that’s all.
Operator
Once again ladies and gentlemen to ask a question, please press “*1” on your telephone keypad, that’s “*1” on your telephone keypad. Our next question comes from Claude Pahowski, a private investor, please proceed with your question.
Claude Pahowski — Private Investor
Do you intend to maintain your current dividend and for how long?
Patrick Carroll — Lexington Realty Trust — EVP, CFO & Treasurer
Well, the dividend is, to clarify, the Board of Trustees on a quarterly basis and would be scheduled to be declared in December. And we’ve declared, you know, 60 dividends in our life as a public company, the Board is well aware of the environment we are in and we will declare dividend as the board determines to be appropriate for the company moving forward, after a thought deliberation as it always has, you know. Our focus right now is getting our term in revolver in place so that we have sufficient recording capacity to deal with all of our mortgages that mature over the next couple of years and secondarily trying to create some more liquidity in the property market to use to repurchase debt at big discounts. There have been a wave of reach that have reduced their paths recently to retain liquidity and the market has certainly responded favorably to that, but you know, it’s only been in the wake of the last five weeks of trading where stocks have traded off significantly that you have seen companies taking that step. And I think that, you know, the right course of action is to prudently look at the company’s needs going forward and be very, you know, deliberate in our views about the appropriate dividend level and what our strategies should be with respect to that.
Claude Pahowski — Private Investor
Thank you.
Operator
Our next question comes from Sheila McGrath with KBW. Please proceed with your question.
Sheila McGrath — KBW
Good morning, Will. On the asset sales that you mentioned in the quarter, the Cap rate was pretty attractive, I was wondering if you could give us some more details on those sales and also some more details on sales volumes that you expect going forward.
Patrick Carroll — Lexington Realty Trust — EVP, CFO & Treasurer
Sure, we think we did really well on sales, the big portion of that was the sale of bank branches back to Citizens Bank. And you know, when you have a chance to sell a building back that you know, sometimes that’s a really good execution. So we are very pleased with that. In terms of overall disposition volume we have fairly good visibility on about 38 million of sales in the next 60 to 90 days and those are properties that aren’t encumbered by debt. And we want to be in the market with about 400

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Lexington Realty Trust (LXP)
Third Quarter Earnings Conference Call
November 06, 2008
million of other property to sale and those properties are encumbered by about 250 million of mortgage debt. One of the things that we think is very attractive that we have to offer our potential buyers, or that you know, recall that our financing strategy is to put mortgage debt in place at the asset level, that’s assumable by other investors. So, you know, we think that that will be, you know, sort of a key element of being able to execute well on a disposition strategy. And even though cap rates are going up to the extent we are selling properties at 8 to 9% cap rates if we can turn around and buy in our own debt with mid to upper teen yields, you know, we think that that’s a trade and arbitrates that we should aggressively take advantage of.
Sheila McGrath — KBW
Okay, great. And then the question on 100 Lake Street, and is there are a chance that they would need to stay beyond their these expiration dates?
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
At this point there is not, they are telling us that they will be leaving at lease expiration.
Sheila McGrath — KBW
Okay. Okay, thank you.
Operator
Once again ladies and gentleman to ask a question please press “*1” on your telephone keypad at this time, press “*1” on your telephone keypad. There are no further questions in queue at this time. I would like to turn back over to Mitch, we did have one question just come into queue, from Mr. John Guinee from Stifel Nicolaus. Please proceed with your question.
John Guinee — Stifel Nicolaus
Hi, John Guinee here thank you. First question, Pat, when you did the Newkirk merger did you ever think you would end up with a 50 page supplemental.
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
Actually John I knew I would.
John Guinee — Stifel Nicolaus
And I have to ask it, are the numbers correct this time on the GAAP and cash.
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
Yes they are, John.
John Guinee — Stifel Nicolaus
All right. Hold on guys, zillion questions I just got, I think... Rekion is about a $20 million NOI number for a 2008, what do we expect that to be in 2009 and 2010 through your projections?
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
Well, in the office building where we are 70% occupied, we are going to rank that building out of the net run of about $15 compared to $34 of rate down was planning,

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Lexington Realty Trust (LXP)
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November 06, 2008
you know, we expected a big roll down there. And the industrial building is going to be vacant now with 2000 feet. So, I am not looking at, you know, a 20 million of comparison to what it will be going forward, but that’s mathematically where we are with respect to these two buildings.
John Guinee — Stifel Nicolaus
Is that a consolidated or unconsolidated JV?
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
It’s consolidated. Because our ownership interest is 55%.
John Guinee — Stifel Nicolaus
Got you. Any reason you... did you do the acquisitions that you did this third quarter with or without Inland?
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
No, without. One was to complete a 1031 exchange and one was to be warehouse for another joint venture that we have been working on.
John Guinee — Stifel Nicolaus
Erin do you have a question or...
Unidentified Speaker
Did you have any prospects for the industrial building REIT down industrial building?
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
We do not, not currently.
Unidentified Speaker
No, okay. Do you think that’s a 12 or 18 month lease up or...
Pat Carroll — Lexington Realty Trust — Chief Financial Officer
It would be very challenging.
Unidentified Speaker
Okay. Thank you.
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
We are also looking to sell it.
Unidentified Speaker
Once again.
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
We are also looking to sell it.
Unidentified Speaker

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Third Quarter Earnings Conference Call
November 06, 2008
Oh, okay.
Will Eglin — Lexington Realty Trust — CEO and President
That’s one of the 400 million for sale.
Natasha Roberts — Lexington Realty Trust — EVP & Director, Real Estate Operations
Correct.
Will Eglin — Lexington Realty Trust — CEO and President
Yup.
Unidentified Speaker
I got you. Okay. How should we look, you’ve got a Concord on your books at about a $135 million?
Will Eglin — Lexington Realty Trust — CEO and President
Right.
John Guinee — Stifel Nicolaus
How should we look at that going forward?
Will Eglin — Lexington Realty Trust — CEO and President
Well, I mean, I am not really sure I understand the question, I mean, we are not looking to put any more money into Concord and the... it should remain relatively flat, you know, they have slight earnings which will increase the GAAP investment and we definitely do take cash out from, you know, the maturities of the assets, you know, it will go down but it will be relatively flat investment for us.
John Guinee — Stifel Nicolaus
Okay. Thank you very much.
Operator
There are no further questions in queue at this time. I would like to turn the call back over to management for closing comments.
Will Eglin — Lexington Realty Trust — CEO and President
Thanks again to all of you for joining us this morning we continue to be very excited about our prospects for the balance of the year, and 2009, and as always we appreciate your participation and support. If you would like to receive our quarterly supplemental package please contact Lisa Soares or you can find additional information on the company on our website at www.lxp.com and in addition as always you may contact me or the other members of our senior management team with any questions. Thank you and have a great day everyone.
Operator
This concludes today’s teleconference, you may disconnect your lines at this time. Thank you for your participation.